UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 21, 2009

THE LUBRIZOL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-5263	34-0367600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29400 Lakeland Boulevard, Wickliffe, Ohio	44092-2298
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 943-4200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 21, 2009, Lubrizol Holdings France SAS, Lubrizol Advanced Materials Europe BVBA, Lubrizol (Gibraltar) Limited and Lubrizol Europe Coordination Center BVBA (collectively, the “Borrowers”), each an indirect wholly owned subsidiary of The Lubrizol Corporation (the “Company”), entered into a Three Year Credit Agreement (the “Credit Agreement”) among the Borrowers, the Company as guarantor, the Initial Lenders named therein (the “Lenders”), and The Royal Bank of Scotland plc as administrative agent (the “Agent”).

Pursuant to the Credit Agreement, the Borrowers and designated subsidiaries of the Company may borrow from time to time up to €150,000,000 in the aggregate under a three-year unsecured revolving credit facility. At any time prior to the termination date but not more than once in any calendar year, the Borrowers may request an increase in the revolving credit facility in increments of €10,000,000 up to an aggregate maximum of €200,000,000. Such increase may be provided by the existing Lenders (in each Lender’s sole discretion) and/or by new lenders. The Company has unconditionally guaranteed all obligations of the Borrowers under the Credit Agreement.

The Borrowers must pay interest on any unpaid principal amount no less frequently than quarterly. Each advance from the Lenders bears interest, at the respective Borrower’s option, at either a Eurocurrency rate or a Base Rate, in each case plus an applicable margin based on the Company’s credit rating and a mandatory cost (an amount calculated by the Agent based on the weighted average of the rates for each Lender on the first day of an interest period), if any. The Eurocurrency rate is a rate of interest obtained by dividing (a)(i) in the case of advances denominated in a currency other than euros, the London interbank offered rate for deposits in the applicable currency or (ii) in the case of advances denominated in euros, the EURIBO rate, by (b) a percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage. The Base Rate is a rate of interest based on a fluctuating rate of interest that will be the highest of (x) The Royal Bank of Scotland’s base rate; (y) the Federal Funds rate plus 0.50%; or (z) the one-month Eurocurrency rate plus 1.00%. The Borrowers must repay advances under the revolving credit facility by July 21, 2012, and may prepay any advances without penalty. No advances have been initiated under the revolving credit facility at this time.

So long as any borrowings remain unpaid, any letters of credit remain outstanding or any Lender has any commitment pursuant to the Credit Agreement, the Company must maintain (1) a ratio of consolidated debt to consolidated EBITDA of not greater than 3.50 : 1.00 for the 12-month period ended on the last business day of each fiscal quarter; provided, however, to the extent that the Company has cash or cash equivalents on hand in an amount sufficient for payments thereof, the outstanding 4.625% senior notes due October 1, 2009 to be repaid by the Company shall be excluded from the calculation of consolidated debt for all reporting periods prior to October 1, 2009; and (2) a ratio of consolidated EBITDA to cash interest payable on, and amortization of debt discount in respect of, all debt of the Company and its subsidiaries of not less than 3.50 : 1.00.

If an Event of Default has occurred and is continuing, the Agent may terminate the commitments and declare that all advances and other monies borrowed pursuant to the Credit Agreement are due and payable by the Borrowers.

Certain of the Lenders to the Credit Agreement and their affiliates have performed and may, from time to time in the future, engage in transactions with and perform commercial and investment banking and advisory services for the Company and its subsidiaries, for which they have received or will receive customary fees and expenses.

Capitalized terms used in the foregoing description that are not defined herein have the meanings ascribed to them in the Credit Agreement. In addition, the foregoing description of the Credit Agreement is a summary and is qualified in its entirety by reference to the Credit Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the entry into the Credit Agreement described under Item 1.01 of this report, the Five Year Credit Agreement dated as of September 14, 2005 among Europe Chemical Holdings C.V., Lubrizol Holdings France SAS (formerly known as Noveon Holdings France SAS) and Lubrizol Advanced Materials Europe BVBA (formerly known as Noveon Europe BVBA), (collectively, the “2005 Borrowers”), The Lubrizol Corporation as guarantor, the initial lenders named therein and ABN AMRO Bank NV as administrative agent, as amended from time to time (the “2005 Credit Agreement”), was terminated by mutual agreement of the parties thereto effective on July 21, 2009.

Pursuant to the 2005 Credit Agreement, the 2005 Borrowers and designated subsidiaries of the Company were able to borrow up to €250,000,000 under an unsecured revolving credit facility at either a Base Rate or a Eurocurrency rate (as each term is defined in the 2005 Credit Agreement).

At the time of termination, no principal amounts were outstanding under the 2005 Credit Agreement, and no penalties were incurred by the Company as a result of its early termination.

Certain of the lenders to the 2005 Credit Agreement and their affiliates have performed and may, from time to time in the future, engage in transactions with and perform commercial and investment banking and advisory services for the Company and its subsidiaries, for which they have received or will receive customary fees and expenses.

Item 2.03.	Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 of this report is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed herewith:

10.1	Three Year Credit Agreement dated July 21, 2009 among Lubrizol Holdings France SAS, Lubrizol Advanced Materials Europe BVBA, Lubrizol (Gibraltar) Limited and Lubrizol Coordination Center BVBA as borrowers, The Lubrizol Corporation as guarantor, the initial lenders named therein, and The Royal Bank of Scotland plc as administrative agent.*

*	Certain of the schedules and exhibits to the Credit Agreement have been omitted. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LUBRIZOL CORPORATION
Date: July 22, 2009
	By:	/s/ Charles P. Cooley
	Name:	Charles P. Cooley
	Title:	Senior Vice President and Chief Financial Officer

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